UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2012
__________________

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Rd, Ste 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 23, 2012, TearLab Corporation, or the Company, issued a press relaease announcing that on February 22, 2012 the Company entered into an agency agreement, or the Agency Agreement, with Dr. Adrienne Graves, a director of the Company.  Pursuant to the terms of the Agency Agreement, Dr. Graves will oversee identifying and leading discussions with potential partners for commercialization of the TearLab Osmolarity System in Japan.  The Agency Agreement may be terminated by either party in the event of an uncured breach, and, six months after the date of the Agency Agreement it may be terminated by either party upon sixty days prior written notice. Unless extended by agreement of the parties, the Agency Agreement shall automatically terminate on February 22, 2013.

As consideration for the services to be rendered by Dr. Graves under the Agency Agreement, the Company is obligated to pay Dr. Graves a fee for each contract entered into by the Company that was facilitated by Dr. Graves under the terms of the agreement.  The fee payable is equal to three percent of all consideration actually received by the Company, net of royalties due to the University of California San Diego, provided that such fee shall not exceed one million U.S. dollars and shall not be less than one hundred thousand U.S. dollars.

The Company has also agreed to indemnify Dr. Graves from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the Agency Agreement.  However, such indemnification is not required with respect to losses caused by Dr. Graves’s negligence, reckless or intentionally wrongful acts, willful misconduct or willful material breach of the Agency Agreement.

The foregoing description of the Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agency Agreement, a copy of which is attached hereto as Exhibit 10.1. The information in Exhibit 99.1 shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 8.01.  Other Events.

In connection with the Company’s entry into the Agency Agreement, on February 22, 2012 Dr. Graves removed herself as a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee. Effective as of the same date, Mr. Thomas Davidson, Jr., was appointed to, and replaced Dr. Graves on, the Compensation Committee and Mr. Anthony Altig was appointed to, and replaced Dr. Graves on, the Corporate Governance and Nominations Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Agency Agreement, dated February 22, 2012, by and between TearLab Corporation and Dr. Graves.
99.1	Press Release of TearLab Corporation dated February 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  February 27, 2012